Exhibit 99.1

EPR Properties Prices $550.0 Million of 4.750% Senior Notes due 2030

KANSAS CITY, Mo.—November 3, 2025 – EPR Properties (NYSE:EPR) (the “Company”) announced today that it has priced an underwritten public offering of $550.0 million of 4.750% Senior Notes due 2030. None of the Company’s subsidiaries will initially guarantee the notes. However, certain of the Company’s domestic subsidiaries will be obligated to guarantee the notes under certain circumstances. The offering is expected to close on November 13, 2025, subject to customary closing conditions.

J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., RBC Capital Markets, LLC, Citigroup Global Markets Inc., Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc. and Truist Securities, Inc. are acting as joint book-running managers for the offering. Raymond James & Associates, Inc., Stifel, Nicolaus & Company, Incorporated, UMB Financial Services, Inc. and U.S. Bancorp Investments, Inc. are acting as co-managers for the offering.

The Company intends to use the net proceeds from the offering to repay the outstanding principal balance of its unsecured revolving credit facility and the remaining amount of net proceeds for general business purposes, which may include funding the Company’s ongoing pipeline of acquisition and build-to-suit projects.

The notes will be issued pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission on Form S-3. A written prospectus and prospectus supplement relating to the offering, when available, may be obtained by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, at 1155 Long Island Avenue, Edgewood, New York 11717 or by e-mail at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; BofA Securities, Inc., at 201 North Tryon Street, NC1-022-02-25, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department, Toll-free 1-800-294-1322, E-mail: dg.prospectus_requests@bofa.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by email at barclaysprospectus@broadridge.com or telephone at 1-888-603-5847; or RBC Capital Markets, LLC, Attn: Syndicate Operations, at 200 Vesey Street, 8th Floor, New York, NY 10281, by toll-free telephone at (866) 375-6829, by fax at (212) 428-6308 or by email at rbcnyfixedincomeprospectus@rbccm.com. You may also get these documents free by visiting EDGAR on the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration under the securities laws of any such state or jurisdiction.

About EPR Properties

EPR Properties (NYSE:EPR) is the leading diversified experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues that create value by facilitating out of home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have total assets of approximately $5.5 billion (after accumulated depreciation of approximately $1.7 billion) across 43 states and Canada. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage and the potential for stable and attractive returns.

EPR Properties

Brian Moriarty

Senior Vice President – Corporate Communications

(816) 472-1700

www.eprkc.com

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to the expected consummation of the proposed senior notes offering and the intended use of proceeds thereof. The forward-looking statements presented herein are based on the Company’s current expectations. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance that the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.